FORM T-1

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

              STATEMENT OF ELIGIBILITY AND QUALIFICATION
              UNDER THE TRUST INDENTURE ACT OF 1939 OF A
               CORPORATION DESIGNATED TO ACT AS TRUSTEE


                             ------------

              FIRST UNION NATIONAL BANK OF NORTH CAROLINA
          (Exact name of trustee as specified in its charter)

United States National Bank                      56-0900030
(State of incorporation if                       (I.R.S. employer
not a national bank)                             identification no.)

Two First Union Center
Charlotte, North Carolina                        28288
(Address of principal                            (Zip Code)
executive offices)                               (704) 374-2670

                            (same as above)
  -----------------------------------------------------------------

           (Name, address and telephone number, including area code, of trustee's agent for service)

                     COLLINS & AIKMAN PRODUCTS CO.

          (Exact name of obligor as specified in its charter)


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                               Delaware

    (State or other jurisdiction of incorporation or organization)

                              13-0588710

                 (I.R.S. employer identification no.)

                         701 McCullough Drive
                    Charlotte, North Carolina 28262
                            (704) 547-8500

     (Address, including zip code, of principal executive offices)


                       and its Guarantor Parent
                     COLLINS & AIKMAN CORPORATION


          (Exact name of obligor as specified in its charter)


                               Delaware

    (State or other jurisdiction of incorporation or organization)


                              13-3489233

                 (I.R.S. employer identification no.)

                         701 McCullough Drive
                    Charlotte, North Carolina 28262
                            (704) 547-8500


     (Address, including zip code, of principal executive offices)

                          -------------------

                 % Senior Subordinated Notes Due 2006

                  (Title of the indenture securities)


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1.   General information.  Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject

- -----------------------------------------------------------------

 Name                                          Address

- -----------------------------------------------------------------

Board of Governors of the Federal        Washington, D.C.
Reserve System

Comptroller of the Currency              Washington, D.C.

Securities and Exchange Commission
Division of Market Regulation            Washington, D.C.

Federal Deposit Insurance Corporation    550 17th Street, N.W.
                                         Washington, D.C.  20549

     (b) Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

2. Affiliations with obligor and underwriters. If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

     (See Notes 1 and 2 on Page 10.)

3. Voting securities of the trustee. Furnish the following information as to each class of voting securities of the trustee:

                         As of April 30, 1996


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- -----------------------------------------------------------------

 Col. A                                       Col. B
- -----------------------------------------------------------------

 Title of class                               Amount outstanding
- -----------------------------------------------------------------

Common Stock, par value $3.33 1/3             282,475,526
yshares


4. Trusteeships under other indentures. If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

    (a) Title of the securities outstanding under each such other indenture.

         None.

         (See Notes 1 and 2 on Page 10).

    (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Trust Indenture Act of 1939, as amended, arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

          Not applicable.

5. Interlocking directorates and similar relationships with the obligor or underwriters. If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection:

    Not applicable.

    (See Note 2 on Page 10).

6. Voting securities of the trustee owned by the obligor or its officials. Furnish the following information as to the voting securities of the trustee owned beneficially by the

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    obligor and each director, partner and executive officer of the obligor:

                        As of December 31, 1995

- ------------------------------------------------------------------

   Col. A            Col. B            Col. C             Col. D

- ------------------------------------------------------------------
Name of Owner   Title of Class      Amount owned    Percentage of
                                    beneficially    voting securi-
                                                    ties
                                                    represented
                                                    by amount given
                                                    in Col. C
- -------------------------------------------------------------------

The amount of voting securities of First Union Corporation, the parent of the trustee, owned beneficially by the obligor and its directors and executive officers, taken as a group, does not exceed 1 percent of the outstanding voting securities of First Union Corporation.

(See Notes 1 and 2 on Page 10.)

7. Voting securities of the trustee owned by underwriters or their officials. Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:

                        As of December 31, 1995

- ------------------------------------------------------------------

   Col. A            Col. B            Col. C          Col. D

- ------------------------------------------------------------------
Name of Owner      Title of Class    Amount owned   Percentage of
                                     beneficially   voting securi-
                                                    ties
                                                    represented
                                                    by amount given
                                                    in Col. C
- ------------------------------------------------------------------

     The amount of voting securities of First Union Corporation, the parent of the trustee, owned beneficially by any underwriter for the obligor and its directors, partners, and executive officers, taken as a group, does not exceed 1 percent of the outstanding voting securities of First Union Corporation.

(See Note 2 on Page 10.)


8.   Securities of the obligor owned or held by the trustee.
     Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

                        As of December 31, 1995
- -------------------------------------------------------------------

 Col. A          Col. B          Col. C                Col. D

- -------------------------------------------------------------------
Title of class  Whether the      Amount owned        Percent of
                securities are   beneficially or     class rep-
                voting or non-   held as col-        resented by
                voting secur-    lateral sec-        amount given
                ities            urity for           in Col. C
                                 obligations
                                 in default
- -----------------------------------------------------------------

     The trustee does not own beneficially or hold as collateral security for obligations in default any securities of any class of the obligor in excess of 1 percent of the outstanding securities of such class.

(See Note 2 on Page 10).

9. Securities of underwriters owned or held by the trustee. If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

                        As of December 31, 1995
- -----------------------------------------------------------------

    Col. A         Col. B            Col. C            Col. D

- -----------------------------------------------------------------
Name of issuer    Amount            Amount owned     Percent of
and title of      outstanding       beneficially     class rep-
class                               held as col-     resented by
                                    lateral sec-     amount given
                                    urity for        in Col. C.
                                    obligations      resented by
                                    in default by    amount given
                                    trustee          in Col. C
- -----------------------------------------------------------------

     The trustee does not own beneficially or hold as collateral security for obligations in default any securities of any class of an underwriter for the obligor in excess of 1 percent of the outstanding securities of such class.

(See Note 2 on Page 10.)

10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor. If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or
     (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

                        As of December 31, 1995
- -----------------------------------------------------------------

    Col. A            Col. B         Col. C           Col. D

- ----------------------------------------------------------------
Name of issuer        Amount         Amount owned     Percent of
and title of class    outstanding    beneficially     class
                                     or held as       represented
                                     collateral       in Col. C
                                     security for
                                     obligations
                                     in default by
                                     trustee
- -----------------------------------------------------------------

     The trustee does not own beneficially or hold as collateral security for obligations in default any voting securities of any class of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, in excess of 1 percent of the outstanding voting securities of such class.

(See Notes 1 and 2 on Page 10.)

11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor. If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee.

                        As of December 31, 1995
- -----------------------------------------------------------------

    Col. A           Col. B             Col. C       Col. D

- -----------------------------------------------------------------

Name of issuer       Amount          Amount owned    Percent of
and title of class   outstanding     beneficially    class rep-
                                     or held as      resented by
                                     collateral      amount given in
                                     security for    Col. C
                                     obligations
                                     in default by
                                     trustee
- -----------------------------------------------------------------

     The trustee does not own beneficially or hold as collateral security for obligations in default any securities of any class of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, in excess of 1 percent of the outstanding securities of such class.

12.  Indebtedness of the Obligor to the Trustee.

     Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

     Not applicable.

13.  Defaults by the Obligor.

     (a) State whether there is or has been a default with respect to the securities under this Indenture. Explain the nature of any such default.

          None.

     (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

          Not applicable.

14. Affiliations with the Underwriters. If any underwriter is an affiliate of the trustee, describe each such affiliation.

      No underwriter is an affiliate of the trustee.

15. Foreign Trustee. Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

      Not applicable.

16.   List of Exhibits.

      All exhibits identified below are filed as a part of this statement of eligibility.

      1.  Articles of Association of First Union National Bank of
          North Carolina as now in effect, incorporated to Exhibit (1) filed with form T-1 Statement included in Registration Statement No. 33-45946.

     2. Certificate of authority of the trustee to commence business, incorporated to Exhibit (1) filed with form
          T-1 Statement included in Registration Statement No.
          33-45946.

          3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in exhibits (1) or
             (2) above.

         4. Existing By-laws of the trustee, or instruments corresponding thereto, incorporated to Exhibit (1) filed with form T-1 Statement included in Registration
             Statement No. 33-45946.

         5.  Not applicable.

         6. The consent of the trustee required by Section 321(b) of the Act. (See page 10 of this form.)

         7. A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority.

         8.  Not applicable.

         9.  Not applicable.

                                 NOTE

Note 1: Since the trustee is a member of First Union Corporation, a bank holding company, all of the voting securities of the trustee are held by First Union Corporation. The securities of First Union Corporation are described in Item 3.

Note 2: Inasmuch as this Form T-1 is filed before ascertainment by the trustee of all facts on which to base responsive answers to Items 2, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13 and 14, the answer to such Items are based on incomplete information. Such Items are, however, to be considered correct unless amended by an amendment to this Form T-1.


                               SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, First Union National Bank of North Carolina, a national banking organization, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Charlotte, and State of North Carolina, on the 1st day of June, 1996.

                                  FIRST UNION NATIONAL BANK
                                  OF NORTH CAROLINA
                                  (trustee)


                                  By: /s/ Karen E. Atkinson
                                     -------------------------------
                                  Name: Karen E. Atkinson
                                       -----------------------------
                                  Title: Assistant Vice President
                                        ----------------------------

                        CONSENT OF THE TRUSTEE

     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issuance by Collins & Aikman Products Co. of its ____% Senior Subordinated Notes Due 2006, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                 FIRST UNION NATIONAL BANK
                                 OF NORTH CAROLINA

                                 By: /s/ Karen E. Atkinson
                                    -------------------------------
                                 Name: Karen E. Atkinson
                                      -----------------------------
                                 Title: Assistant Vice President
                                       ----------------------------

Dated:  June 1, 1996